EXHIBIT 10.39
SECOND AMENDMENT TO LEASE
(Extension of Lease Term, Reduction of Rent and Other Modifications)
     THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) amends that certain Lease by and between CENTRO III, LLC, a Colorado limited liability company (“Landlord”) and PHARMION CORPORATION, a Delaware corporation (“Tenant”) dated April 24, 2002 (the “Original Lease”), as previously amended by First Amendment to Lease dated January 31, 2003 (the “First Amendment”) (collectively, the “Lease”). The effective date of this Amendment is January 1, 2007.
RECITALS
     WHEREAS, pursuant to the Lease, Tenant leases certain space on the first floor of the Building known as Suite 100 and certain space on the second floor of the Building known as Suite 200; and
     WHEREAS, Landlord and Tenant desire to extend the Term of the Lease and modify certain other terms and provisions of the Lease, as more specifically set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged and confessed, the parties hereto agree to amend the Lease as follows:
TERMS AND CONDITIONS
     1. Effective Date of Second Amendment. This Second Amendment and the modifications of Lease terms set forth herein shall be effective as of January 1, 2007 (the “Effective Date”), regardless of the date this Second Amendment is actually executed by the parties hereto.
     2. Amended and Restated Summary of Basic Lease Terms. Attached hereto as Exhibit A and incorporated herein by this reference is a Second Amended and Restated Summary of Basic Lease Terms with respect to the Lease, reflecting the applicable basic terms of the Lease, as amended by this Amendment, that shall apply from and after the Effective Date. Such Second Amended and Restated Summary of Basic Lease Terms shall supersede and replace the Summary of Basic Lease Terms attached to the Original Lease and the Amended and Restated Summary of Basic Lease Terms attached to the First Amendment.
     3. Retroactive Adjustment. The total of all amounts Tenant has paid to Landlord with respect to the Lease for the period from the Effective Date through the date of mutual execution hereof (including Base Rent and amortized Tenant Finish Allowance payments) in excess of the amounts that are payable by Tenant to Landlord for such period under the terms of this Second Amendment (collectively, “Excess Payments”), shall be divided by the number of months then remaining in 2007 and applied as a credit against Rent equally over such months, without interest. For example, assuming this Second Amendment is fully executed in April 2007, the Excess Payments made by Tenant from January — April 2007 total $43,732.00, and the credit Tenant shall receive from May 2007 — December 2007 shall be $5,466.50 per month.
     4. Extension of Lease Term; Elimination of Termination Option. The Term of the Lease is hereby extended until December 31, 2012 (the “Termination Date”). The early Termination Option set forth in Article 17 of the Lease is hereby eliminated and of no further force or effect.

     5. Rent Reduction. Tenant’s obligation to pay Base Rent is reduced as of the Effective Date to $18.00 per rentable square foot of the Demised Premises per year. Base Rent shall escalate by 2% per year on January 1 of each succeeding year of the Lease Term, as modified, through the Termination Date. The reduced Base Rent Schedule is more specifically set forth in Exhibit A attached hereto.
     6. Tenant Improvement Allowance. Landlord shall provide Tenant an allowance of $172,668.00 (“Second Amendment Allowance”) to be used for improvements to Suite 100 (the first floor portion of the Demised Premises) only. This allowance is in lieu of any and all unused allowances provided for under the existing Lease and/or First Amendment, all of which are void and of no further force or effect. Improvements Tenant desires to make shall be subject to Section 8.12 of the Original Lease, and the Second Amendment Allowance shall be paid to Tenant in accordance with Section 3.03(b) of the Work Letter attached as Exhibit D to the Original Lease. The Space Plan attached hereto as Exhibit B was prepared for a portion of Suite 100 and has been approved by Landlord in concept, although it will need to be modified to include all of Suite 100. Landlord shall not withhold its consent to any Changes Tenant desires to make that are generally consistent with the Space Plan. Further, Tenant shall submit construction drawings and engineered plans, if applicable, for Landlord’s review and approval prior to commencing such work. Additionally, Landlord has previously paid for one round of space planning conducted for Tenant by Communication Arts with respect to this Second Amendment.
     7. Forgiveness of Amortized Tenant Finish Allowance. Tenant’s obligation to make payments to Landlord for Additional Tenant Finish Allowance used by Tenant under the Original Lease and/or the First Amendment ($4,428.27 per month) is forgiven as of the Effective Date, and all provisions of the Original Lease and/or the First Amendment with respect thereto are void and of no further force or effect.
     8. Brokers for Second Amendment. Tenant is represented in connection with this Second Amendment by Paul Keilt of Cresa Partners (“Tenant’s Broker”). Upon mutual execution and delivery of this Second Amendment, Landlord shall pay Tenant’s Broker a commission in the amount of $3.00 per rentable square foot of the Demised Premises ($86,334.00) pursuant to the terms of a separate agreement. Neither Landlord nor Tenant has dealt with any other broker, agent or finder who may claim a commission with respect to this Amendment. The parties each agree to save, defend, indemnify and hold the other party harmless from any broker, agent or finder making any such claim by, through, under or as a result of the actions or the indemnifying party.
     9. Defined Terms. Capitalized terms not defined herein shall have the meanings given such terms in the Lease.
     10. Remainder in Force and Effect; Conflicts. Except as expressly modified herein, all terms and conditions of the Lease shall remain in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of the First Amendment or the Original Lease, the terms of this Second Amendment shall control.
     11. Mutual Acknowledgement of Lease Status. Landlord and Tenant each acknowledge that the Lease is in full force and effect and that all obligations of Landlord and Tenant to be performed or complied with through the date of mutual execution hereof have been fully performed and complied with, and to the best of Landlord’s and Tenant’s knowledge, there exists no default or condition, state of facts

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or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord or Tenant in the performance of their respective obligations under the Lease. The Original Lease, as modified by the First Amendment and this Second Amendment, represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Demised Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LANDLORD:		TENANT:

CENTRO III, LLC		PHARMION CORPORATION

By:	/s/ Ann M. Getches	By:	/s/ Erle Mast
	Name: Ann M. Getches		Name: Erle Mast
	Title: Managing Partner		Title: Exec VP, CFO
Date: May 7, 2007		Date: May 7, 2007

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EXHIBIT A
TO SECOND AMENDMENT TO LEASE
SECOND AMENDED AND RESTATED
SUMMARY OF BASIC LEASE TERMS
(Applicable from January 1, 2007 On)
1.	Tenant: Pharmion Corporation
(a)	Tenant’s entity and jurisdiction: a Delaware corporation.
2.	Building Address: 2525 28th Street, Boulder, Colorado 80301
(a)	Type: Multi-Tenant.

(b)	Approx. Total Rentable Square Footage of Building: 37,688.

(c)	Base Building has been constructed by Landlord in accordance with the Work Letter attached to the Lease as Exhibit D.
3.	Demised Premises: 2525 28th Street, Suites 100 and 200, Boulder, Colorado 80301
(a)	Approx. Rentable Square Footage: 28,778

(b)	Approx. Useable Square Footage: 26,129
4.	Initial Lease Term:
(a)	Original Commencement Date: August 1, 2002

(b)	Effective Date of Second Amendment: January 1, 2007

(c)	Expiration Date: December 31, 2012.
5.	Renewal Options:
(a)	Two (2) three-year options at Market Rate.

(b)	Market Rate Escalator to apply in each successive year of each Renewal Term.

(c)	Options must be exercised in writing not less than 150 nor more than 270 days prior to expiration of prior term.

Initials:
Landlord	AG	Tenant	EM

6.	Basic Rent:
Rent Schedule:

			Annual Basic Rent Per
Lease Year	Annual Basic Rent	Monthly Basic Rent	Rentable Square Foot
Year 1 (commencing with Second Amendment)	$518,004.00	$43,167.00	$18.00
Jan. 1, 2007 — Dec. 31, 2007
Year 2	$528,364.00	$44,030.00	$18.36
Jan. 1, 2008 — Dec. 31, 2008
Year 3	$539,012.00	$44,918.00	$18.73
Jan. 1, 2009 — Dec. 31, 2009
Year 4	$549,660.00	$45,805.00	$19.10
Jan. 1, 2010 — Dec. 31, 2010
Year 5	$560,595.00	$46,716.00	$19.48
Jan. 1, 2011 — Dec. 31, 2011
Year 6	$571,819.00	$47,652.00	$19.87
Jan. 1, 2012 — Dec. 31, 2012
7.	Additional Rent:
Tenant’s Pro Rata Share for Additional Rent: 76.36%
(calculated by dividing the approximate rentable square footage of the Demised Premises (28,778) by the approximate rentable square footage of the Building (37,688).
8.	Security Deposit Amount: $44,457.00 (currently held by Landlord)

9.	Place for Payments:	Centro III, LLC 627 Pine Street Boulder, Colorado 80302
10.	Place for Notices:

Landlord:
Centro III, LLC	with a copy to:	Bruce D. Dierking, Esq.
627 Pine Street		Packard and Dierking, LLC
Boulder, CO 80302		2595 Canyon Blvd, Suite 200
Boulder, CO 80302
Tenant:
Pharmion Corporation
2525 28th Street, Suite 200
Boulder, CO 80301
11.	Permitted Use(s) by Tenant: General office uses as permitted by applicable zoning.

Initials:
Landlord	AG	Tenant	EM

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12.	Broker(s): For Second Amendment to Lease: Paul Keilt, Cresa Partners (Tenant’s Broker)
13.	Utilities: Tenant shall pay its Pro Rata Share of charges for any utilities not separately metered or billable to the Demised Premises; provided, however, that if in Landlord’s reasonable opinion, apportioning utility charges based upon Pro Rata Shares would be inequitable because of disproportionate consumption of utilities by tenants of the Building, Landlord shall have the right to apportion utility charges based upon Landlord’s reasonable estimation of relative use of such utilities.
14.	Tenant Finish Allowance: Landlord shall provide Tenant an allowance of $172,668.00 (“Second Amendment Allowance”) to be used for improvements to Suite 100 (the first floor portion of the Demised Premises) only. This allowance is in lieu of any and all unused allowances provided for under the existing Lease and/or First Amendment, all of which are void and of no further force or effect. Improvements Tenant desires to make shall be subject to Section 8.12 of the Original Lease, and the Second Amendment Allowance shall be paid to Tenant in accordance with Section 3.03(b) of the Work Letter attached as Exhibit D to the Original Lease. Additionally, Landlord has previously paid for one round of space planning conducted for Tenant by Communication Arts with respect to this Second Amendment.
15.	Signage: Building Standard Lobby directory and Suite signage shall be provided at Landlord’s expense. Tenant may have, at its own expense, the top four (4) spaces (out of the eight total spaces) on the Building Monument sign, and Tenant may install one sign on each of the north and south sides of the east stair tower on the fascia of the Building. Tenant’s signs shall be subject to the provisions of and shall comply with the requirements of Section 8.10.

16.	Parking: See Section 2.9 of the Lease.

Initials:
Landlord	AG	Tenant	EM

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EXHIBIT B
TO SECOND AMENDMENT TO LEASE
SPACE PLAN
[Attached]

Initials:
Landlord	Tenant